Exhibit 99.1

FOR IMMMEDIATE RELEASE

24/7 REAL MEDIA REPORTS RESULTS FOR FIRST QUARTER 2007

Raises Revenue Guidance for Full Year 2007 and Introduces Second Quarter 2007 Guidance

First Quarter Highlights:

•      Revenue of $57.7 million, an increase of 34% year-over-year;

•      Pro forma operating income of $4.4 million, or $0.08 per share, compared with $3.5 million, or $0.07 per share, in Q1 of 2006; GAAP net loss of $0.1 million, or $0.00 per share, versus GAAP net loss of $7.5 million, or $0.16 per share, in Q1 of 2006;

•      Global launch of new www.247realmedia.com website, reflecting “The Science of Digital Marketing;”

•      Opened the first expanded joint venture office with Dentsu in Seoul, South Korea;

•      The Company confirmed that it is assessing strategic alternatives and announced that it has retained Lehman Brothers as its financial advisor to assist in the process.

NEW YORK — May 9, 2007 — 24/7 Real Media, Inc. (NASDAQ: TFSM), a leading global digital marketing company, today announced financial results for the quarter ended March 31, 2007.  Revenue for the first quarter of 2007 was $57.7 million, an increase of 34% over the $42.9 million reported for the first quarter of 2006.  Revenue contribution from international operations was 64% for the quarter.

Pro forma operating income(1) for the first quarter of 2007 was $4.4 million, or $0.08 per share.  This compared with pro forma operating income of $3.5 million, or $0.07 per share, for the first quarter of 2006.

Under generally accepted accounting principles (GAAP), net loss for the first quarter of 2007 was $0.1 million, or $0.00 per share.  This compared to a GAAP net loss of $7.5 million, or $0.16 per share, for the first quarter of 2006.

Cash flow from operations for the first quarter 2007 totaled $8.1 million.  The Company reported a cash balance of $62.6 million as of March 31, 2007, which does not include the $5.0 million investment funded to the new Pan-Asia joint venture with Dentsu during the quarter.

During the first quarter, 24/7 Real Media’s joint venture with Dentsu opened the first of five planned offices to address strategic Asian markets outside of Japan.  The new office, which celebrated the official launch of operations on April 27, is located in Seoul, South Korea.

“With 34 percent organic revenue growth, the fundamentals of our businesses remain strong, despite some seasonality,” said David J. Moore, chairman and chief executive officer of 24/7 Real Media.  “As we look ahead, we are excited about the changes we see taking place within the digital realm.  We are confident that 24/7 Real Media has made the right strategic decisions and has a great combination of assets to take full advantage of these changes.”

“We are very excited to have opened our first office in connection with the expansion of our joint venture with Dentsu.  Through our expanded partnership with Dentsu, we are positioning 24/7 Real Media to be a significant beneficiary of the strong growth that is projected over the upcoming decade for many markets throughout Asia and the Pacific Rim.  As the most internationally-diversified company in the Digital Marketing arena, 24/7 Real Media is well positioned for strong, sustained growth over the upcoming years.”

“The significant increase in corporate activity in the digital marketing sector has opened new doors for us, creating opportunity,” said Jonathan K. Hsu, EVP, chief operating officer and chief financial officer of 24/7 Real Media. “24/7

(1)             Pro forma operating income is a non-GAAP financial measure.  24/7 Real Media believes pro forma reporting provides meaningful insight into the Company’s ongoing economic performance and therefore uses pro forma reporting internally to assist in evaluating and managing the Company’s operations.  A full reconciliation of GAAP net income to pro forma operating income for the three months ended March 31, 2007 and 2006 appears in the financial statement portion of this release.

Real Media will remain aggressive in leveraging its position as the largest, independent publisher-focused technology offering in the sector.  Technology has become a strategic asset, and 24/7 Real Media has proven, scalable platforms, as well as the second largest installed base of ad serving technology clients globally.”

The Company confirmed that it is assessing strategic alternatives and that it has retained Lehman Brothers as its financial advisor to assist in this process.

Segment Overview

Revenue in the Media Solutions segment grew 13% to $20.6 million in the first quarter of 2007 from $18.2 million in the first quarter of 2006.  Gross margins were 28.8% in the first quarter of 2007.

Search Solutions revenue advanced 61% to $28.7 million in the first quarter of 2007 from $17.8 million in the first quarter of 2006.  Gross margins for the segment were 21.3% in the first quarter of 2007.

Technology Solutions revenue climbed 21% to $8.3 million in the first quarter of 2007 from $6.9 million in the first quarter of 2006.  Technology gross margins, excluding stock based compensation expenses, were 80.1% in the first quarter of 2007.

Financial Guidance and Business Outlook

In the first quarter of 2007, the Company revised its computation of restricted stock in the pro forma earnings per share calculation using the treasury stock method and revised prior periods to conform to the current presentation.  The revised pro forma fully diluted per share numbers for 2006 are 52.1 million for the first quarter, 54.6 million for the second quarter, 53.9 million for third quarter and 55.4 million for the fourth quarter.  The pro forma earnings per share numbers are not affected.

The Company expects second quarter revenue for 2007 to be between $61 million and $65 million, the mid-point of which represents an increase of 31% from second quarter 2006 revenue of $48.2 million.  The Company expects diluted pro forma operating income per share in the second quarter of 2007 to be between $0.09 and $0.12 per share.

The Company now expects full year 2007 revenue to be in the range of $265 million to $275 million, the mid-point of which represents an increase of 35% from full year revenue of $200.2 million in 2006.  The Company expects diluted pro forma operating income per share for the full year to be between $0.52 and $0.55 per share.

Revenue guidance includes the projected financial performance of K.K. 24-7 Search, the Japanese joint venture with Dentsu that 24/7 Real Media reports on a consolidated basis. Pro forma operating income guidance is provided net of Dentsu’s interest in the projected pro forma operating income or loss generated by K.K. 24-7 Search.

Neither revenue guidance nor pro forma operating income guidance includes the projected financial performance of the expanded partnership with Dentsu to address markets beyond Japan, as 24/7 Real Media will not be reporting those operations on a consolidated basis.

The Company is not providing GAAP net income per share guidance for the second quarter of 2007 or the full year 2007 at this time, as certain items that would be included in that figure are dependent on future events and accounting determinations.(2)

(2)             Diluted pro forma operating income per share guidance for the second quarter and full year 2007 excludes the following items that are required to be included under GAAP: depreciation expense of $1.3 million and $5.5 million; amortization expense of $0.7 million and $3.0 million; stock based compensation expense related to equity instruments already granted of $3.3 million and $14.0 million; and interest income of $0.5 million and $2.0 million.  Also excluded is income tax expense, as the Company is still determining the overall effective tax rate, which is dependent on the amount of revenue and income recognized for tax purposes in each jurisdiction in which the Company operates, and stock based compensation expense related to grants in future periods, which are as yet undetermined.

In conjunction with this release, a conference call will be held at 8:30 a.m. EDT on Thursday, May 10, to discuss these results. The call will be broadcast live over the Internet at www.247realmedia.com/EN-US/invest/investor-events.  Please allow extra time to visit our Web site prior to the call and download the streaming media software required to listen to the Internet broadcast.  The online replay of the broadcast should be available within two hours following the live call and will be available for three weeks.

About 24/7 Real Media, Inc.

24/7 Real Media, Inc. is a leading global digital marketing company, empowering advertisers and publishers to engage their target audiences with greater precision, transparency and ROI.  Using its award winning ad serving, targeting, tracking and analytics platform, powerful search marketing capabilities and global network of specialized Web sites, the company has turned the art of reaching audiences across virtually any digital medium into a measurable science.  The company is headquartered in New York, with 20 offices in 12 countries throughout North America, Europe and the Asia Pacific region.  For more information, please visit www.247realmedia.com.

24/7 Real Media: The Science of Digital Marketing.

24/7 Real Media is a member of the NAI and adheres to the NAI privacy principles that have been applauded by the FTC. These principles are designed to help ensure Internet user privacy. For more information about online data collection associated with ad serving, including online preference marketing and an opportunity to opt-out of 24/7 Real Media cookies, go to: www.networkadvertising.org.

Caution concerning forward-looking statements:

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For instance, words such as “expects,” “anticipates,” “predicts,” “guidance” and similar expressions identify forward-looking statements. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future.  Some of the forward-looking statements in this news release include, without limitation, statements regarding the expected financial performance for the second quarter of 2007 and for the full year 2007.  Investors are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. Except as required by law, 24/7 Real Media undertakes no obligation to update any forward-looking or other statements in this news release, whether as a result of new information, future events or otherwise.  Management may reiterate these forward-looking statements subsequent to the date hereof, but such reiterations should not be considered an update or reaffirmation of these statements unless expressly so stated.  The forward-looking statements are based on the subjective opinions and estimates of management at the time the statements were made and are subject to substantial risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These substantial risks and uncertainties include, among others, geopolitical, tax, exchange rate and other risks associated with international operations, which currently comprise a majority of the Company’s revenue; the potential for enhanced competition, including with competitors that have substantially greater resources than those of the Company; potential issues that may arise in the Company’s Search segment, which is a less seasoned business than the Company’s other segments and which is in an ultra competitive and rapidly evolving industry, in which the Company’s business is somewhat dependent on its ability to maintain good relations with two major search engines; due to these factors, the Company’s Search business may not be able to expand as rapidly as projected, nor maintain its existing customer base or profitability structure; the potential loss of key employees and inability to attract qualified new employees, especially in our Search business, due to a very competitive and tightening job market; risks that the Company’s technology will be insufficient to meet increased business levels; risk that the Company’s technology services will be disrupted by terrorist attack, disasters or malicious intrusion, and that the Company’s back-up facilities and disaster recovery plans will not be adequate; customer concentration or customer loss risks; potential deterioration or slower-than-expected growth in the Internet advertising market; the uncertainties, costs and business impacts of potential new legislation; accounting risks and the risk of litigation or regulatory investigation involving the Company.   In particular, guidance on results in accordance with GAAP do not include (i) the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release, (ii) any unanticipated non-recurring gains,  charges or write-offs, or (iii) unexpected changes in the Company’s effective tax rate, which may be caused by, among other things, the geographical location in which operating income is generated and the availability of tax-loss carryforwards. Actual stock-based compensation expense impact may differ from these estimates based on the timing and amount of restricted stock and options granted, the assumptions used in option valuation and other factors.

More information about factors that could cause actual results to differ materially from those predicted in the Company’s forward-looking statements, as well as additional information regarding the Company’s business and financial results and condition, is set out in its annual report on Form 10-K for the year ended December 31, 2006 and the amendments thereto on Form 10-K/A, and will be set out in its Quarterly Report on Form 10-Q for the three months ended March 31, 2007, which the Company expects to file with the Securities and Exchange Commission on or before May 10, 2007.  Investors are strongly encouraged to read the Company’s Form 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission in their entirety.

For more information on 24/7 Real Media, Inc., please contact:

Investor Relations	Media Relations
Sushene Leitch	Lisa Lindenbaum
Director, Investor Relations	Account Director
24/7 Real Media, Inc.	Weber Shandwick
Telephone: 212-231-7990	Telephone: 212-445-8386
Email: investorrelations@247realmedia.com	Email: llindenbaum@webershandwick.com

24/7 REAL MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three months ended March 31,
	2007	2006
	(unaudited)

Revenues:
Media	$20,620	$18,230
Search	28,701	17,833
Technology	8,342	6,878
Total revenues	57,663	42,941

Cost of revenues:
Media	14,674	12,576
Search	22,599	13,092
Technology (a)	1,780	1,599
Total cost of revenues	39,053	27,267

Gross profit	18,610	15,674

Operating expenses:

Sales and marketing (a)	8,316	7,985
General and administrative (a)	7,075	11,298
Product development (a)	2,636	2,758
Other expenses:
Amortization of intangible assets and deferred financing costs	742	890
Total operating expenses	18,769	22,931
Operating loss	(159)	(7,257)

Interest income, net	584	65
Change in fair value of warrant liability	—	(252)
Other income (expense), net	(13)	110

Income (loss) before income taxes and minority interest in operations of consolidated subsidiary	412	(7,334)

Provision for income taxes	(398)	(230)
Minority interest in operations of consolidated subsidiary	(70)	48

Net loss	(56)	(7,516)

Basic and fully diluted net loss per share	$(0.00)	$(0.16)

Weighted average shares used in basic and fully diluted calculation	50,645,526	46,848,231

(a)             Stock-based compensation included in the following expense categories:

Cost of revenues	$124	$179
Sales and marketing	719	1,545
General and administrative	1,732	6,338
Product development	220	977
	$2,795	$9,039

24/7 REAL MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three months ended
	March 31,
	2007	2006
	(unaudited)

Pro forma:

Operating income (b)	4,380	3,549

Diluted operating income per share	$0.08	$0.07

Weighted average shares used in pro forma calculation	55,391,728	52,057,936

(b)            Pro forma operating income excludes certain other expenses computed as follows:

Operating loss	$(159)	$(7,257)
Excluding:
Amortization of intangible assets and deferred financing costs	742	890
Stock-based compensation	2,795	9,039
Minority interest in pro forma operations of consolidated subsidiary	(105)	45
Depreciation	1,107	832
Pro forma operating income	$4,380	$3,549

CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)

	March 31,	December 31,
	2007	2006
	(unaudited)
Cash	$62,613	$59,390
Accounts receivable	53,988	55,490
Total current assets	118,528	117,567
Total assets	182,498	176,658
Accounts payable and accrued liabilities	54,007	51,942
Deferred revenue	3,446	3,609
Short-term debt	7,500	7,500
Total current liabilities	64,953	63,051
Long-term debt	7,500	7,500
Total liabilities	73,079	71,327
Minority interests	1,757	1,673
Total stockholders' equity	107,662	103,658